Exhibit 99.1

CEA Industries Files Registration Statement for its $500M PIPE. CEO David Namdar Releases Letter to Shareholders

New York, September 21, 2025 — CEA Industries Inc. (Nasdaq: BNC), (“BNC” or the “Company”), the world’s leading corporate holder of BNB and prominent industry advocate of BNB adoption, today announced that it filed a registration statement on Friday, September 19th, 2025, in connection with its previously disclosed $500M PIPE transaction. BNC’s CEO, David Namdar, released the following letter to shareholders:

Dear Investors,

On Friday, we filed the S-3 automatic registration statement for our $500M common equity PIPE and up to $750M warrant transaction1. It has been less than two months since we launched our treasury strategy at BNC. While, similarly to other DAT registration events, there may be volatility as the shares come to market, the foundation we’ve built at BNC is significant, and we are confident in the path ahead.

From the time Michael Saylor started deploying Strategy’s initial $425M cash holdings into Bitcoin, it took five years to accumulate over $70B of Bitcoin and throughout that journey, Strategy was able to create tremendous shareholder value along the way. We believe we are at the very beginning of a similar journey with BNB, an asset and ecosystem that we see as one of the most compelling opportunities in crypto, today.

BNB is already one of the best-performing major digital assets this year, up 35.6% since we closed our transaction on August 5th, and up 47.5% year to date, supported by a thriving ecosystem of centralized exchanges, decentralized exchanges, and rapidly growing Web3 applications. We believe this momentum is only accelerating. In our view, the opportunity for capital to enter crypto through public markets is massive - not only in the U.S., but globally - and BNC is positioned as the premier vehicle for investors seeking exposure to BNB.

We believe the investment case for BNB is clear, and our conviction is deep:

●	BNB fuels the ecosystem. It is the native token that powers transactions on BNB Chain and BNB Smart Chain.

●	Large and growing. BNB is one of the largest, fastest-growing, and most liquid cryptocurrencies in the world, with a market capitalization of over $146 billion - having already surpassed Solana, and we believe it will overtake XRP and eventually Ethereum. If BNB were a US public company, today it would be in the top 75 by market cap, larger than Intel (INTC), Pfizer (PFE), Comcast (CMCSA), Capital One (COF) and Nike (NKE).

●	Mass adoption. Over 250 million global users rely on BNB. Tens of millions use it daily for trading discounts on the world’s largest exchanges, gas fees on BNB Chain’s4,000+ applications, with strong developer activity and flagship projects such as PancakeSwap and Aster.

●	Deflationary supply. BNB’s token supply decreases each quarter, with a hard cap that will shrink from 200 million to 100 million. This stands in contrast to Solana (inflationary, no cap) and Ethereum (periods of inflationary supply), and is effectively similar to Bitcoin’s halving mechanics. We view this structural scarcity as a powerful long-term driver of BNB value.

●	Outperformance. BNB is the only major cryptocurrency to have outperformed Bitcoin in price since 2017, and in 2025 alone BNB is up 47.5% (year to date).

●	Yield opportunities. Holders benefit from attractive yield via airdrops, new-token allocations, custody yield, and ecosystem incentives.

●	Undervalued. Even after this year’s strong performance, we believe BNB remains the most undervalued major cryptocurrency, especially considering the opportunity in markets like the U.S. where penetration has been limited.

I sat down with CZ, founder of Binance and YZi Labs, to discuss the growth of BNB and the role of DATs in the digital assets ecosystem. Click here to view the full interview on Youtube. (https://www.youtube.com/watch?v=JZz1IRkLcbw)

Our mission is straightforward: to compound BNB per share for our shareholders over the long term. To that end, we have been conservative and deliberate in how we deploy capital and communicate with the market. We purchase BNB every day, and we have significant dry powder available to continue building our treasury.

As you saw with the recent announcement of our board-authorized $250 million share repurchase program, we will act decisively when we see mispricing and opportunities to accrete value for shareholders. These programs are highly regulated, volume-limited, and designed to capture discounts to NAV - improving BNB per share concentration over time.

We also recognize the importance of transparency. While we have been disciplined in releasing data, we will soon provide more information and tools - including dashboards and NAV indicators - to help investors clearly track the strength of our position.

BNC is built on conviction and experience. Our leadership team has been active in both crypto and global finance for more than a decade. We have seen cycles, managed through volatility, and created long-term value. We are committed to building for the future - BUIDL and HODL - and to being responsible stewards of shareholder capital.

Thank you for your support and partnership at this early stage. We are just getting started, and the opportunity ahead is extraordinary.

Sincerely,

David Namdar

Chief Executive Officer

CEA Industries, and its treasury strategy, the BNB Network Company (NASDAQ: BNC)

1.	Please note that the S3-ASR will show, for each investor, a number of shares which reflects both the common shares and the shares underlying the stapled warrants. For example, if an investor subscribed for 1M shares, and received 1M stapled warrants, then the total number of shares reported in the table would be 2M. Please review the footnote in the S3-ASR for further clarification.

Additionally, Company filed the S-3 automatic registration statement on schedule on Friday and share statements should become available on Monday. As the S-3 automatic registration statement is effective upon filing, shareholders will receive securities covered by the S-3 ASR free of restrictive legends. In order to have your restrictive legends removed, if you have not already done so, please reach out to Company’s transfer agent, Continental Stock Transfer & Trust Company, at compliance@continentalstock.com.

About CEA

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB. BNC offers investors institutional-grade exposure to BNB.

Media Contacts:

CEA Industries

bnc@cw8-communications.com

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This press release specifically contains forward-looking statements regarding BNC’s expectations or beliefs regarding (i) the longevity of the Company’s position as the largest BNB treasury in the world; (ii) the long-term growth and adoption of the BNB ecosystem; (iii) BNC’s role in advancing BNB’s global adoption; (iv) the growth of interest from institutional partners and investors worldwide; (v) BNC being the most trusted and strategically positioned digital asset treasury; and (vi) BNC’s ability to scale its holdings and introduce innovative structures, which result in lasting value to shareholders. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.